Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G to which this exhibit is attached, and any amendments thereto (including amendments on Schedule 13D), is filed on behalf of each of them.

Reporting Person/Group Name:	Richard K. Crumly

/s/ Richard K. Crumly	Richard K. Crumly	05-14-2025
Signature	Name/Title	Date

Reporting Person/Group Name:	ADAMAS LLC

/s/ Richard K. Crumly	Richard K. Crumly/Managing Member	05-14-2025
Signature	Name/Title	Date

Reporting Person/Group Name:	BMUS PARTNERS LLC

/s/ Richard K. Crumly	Richard K. Crumly/Managing Member	05-14-2025
Signature	Name/Title	Date